CONSENT TO INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-98960 and 333-12489.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
     April 9, 1997
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